Exhibit 99.1

Contact:	Scott Meyerhoff Private Business, Inc. 678-728-4464

PBIZ Acquires PTC Banking Systems and its WinTELLER® Suite

Financial Services Provider Expands Technology Offering with Teller Automation Solution

NASHVILLE, Tennessee (January 18, 2006) – Private Business, Inc. (NASDAQ:PBIZ), (“PBIZ”), a provider of technology solutions for financial institutions, today announced it has acquired the assets of P.T.C. Banking Systems, Inc.  PTC is a leading developer of teller automation products, servicing approximately 80 financial institutions throughout the United States from its headquarters in Bradenton, Florida.

PTC’s flagship product, WinTELLER, is a full-featured teller automation system designed to help bank branches better manage customer account transactions, improve teller efficiency, and enhance customer experiences.  This strategic acquisition greatly complements the financial technology products and services of PBIZ and provides for a more robust solution to better serve community financial institutions. Terms of the agreement were not disclosed.

Lynn Boggs, Chief Executive Officer of PBIZ, stated, “Acquiring a proprietary teller system that can be integrated into our core processing platform was a high priority for us. This acquisition is another step in our plan to provide a full product suite to community financial institutions, which includes our current core processing service, lending products, marketing services, and our newest addition of teller solutions. We’re pleased to welcome the customers of PTC to the PBIZ family and will continue to provide the high level of service they have received from PTC.”

Kjell Purnell, the current President and Chief Executive Officer of PTC, said, “I’m looking forward to joining PBIZ and working with the management team to grow the combined Company’s revenue.  The complementary relationship between the existing PBIZ product line and WinTELLER will provide immediate benefit to our existing as well as future customers.”

About PTC
PTC Banking Systems, Inc. (PTC) is a leading developer of branch automation products for the commercial and community banking industry.  For over 30 years, banks have selected PTC software, such as WinTELLER®, WinGUARD® and CaptureFIRST to positively impact their branch operations and help them better manage customer relationships. With a history of customer relationships built upon trust and the importance of customer service, PTC is a great mechanism for delivering branch automation needs to financial institutions.

About PBIZ
Private Business, Inc. (PBIZ) offers a fully-featured strategic product suite that provides core data processing, along with accounts receivable financing, Internet banking, cash management, CRM/business intelligence, financial accounting tools, Check 21 compliance, electronic image/item processing, and online debt collections.  PBIZ believes its full suite of products and services will allow financial institutions and their small-to-medium sized business customers to better compete in today’s aggressive financial services marketplace, and grow their trusted financial relationships, while providing increased profitability through the efficient use of technology and an expanded community presence.

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PBIZ Acquires PTC Banking Systems

January 18, 2006

For more information about PBIZ, or its line of products for financial institutions, please visit us on the web at www.pbizinc.com or contact marketing via email at pbiz@pbizinc.com or call, 800-235-5584.

Safe Harbor Statement
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements.  These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the company’s ability to replace its senior credit facility, to achieve its growth plans and to identify, complete, or integrate acquisitions.  These risks and uncertainties are in addition to other factors detailed from time to time in the company’s filings with the Securities and Exchange Commission.  The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance.  The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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